Exhibit 99.1

FOR IMMEDIATE RELEASE

Orion Office REIT Inc.® Announces Third Quarter 2022 Results

- Total Revenues of $51.8 million -
- Net Loss Attributable to Common Stockholders of $(53.0) million, or $(0.94) Per Share -
- Core FFO of $24.0 million, or $0.42 Per Share -
- Sold Six Properties for $24.8 million and Agreements in Place to Sell Four Additional Properties for $15.9 million -
- Board of Directors Approves $50 million Share Repurchase Program -

Phoenix, AZ, November 2, 2022 -- Orion Office REIT Inc. (NYSE: ONL) (“Orion” or the “Company”), a fully-integrated real estate investment trust focused on the ownership, acquisition and management of single-tenant net lease mission-critical suburban office properties located across the U.S., announced today its operating results for the third quarter ended September 30, 2022. Orion commenced operations on November 12, 2021 after being spun-off by Realty Income Corporation (“Realty Income”).

“We continue to effectively execute on our strategic plan to transform our portfolio primarily through extending leases in the portfolio and disposing of non-core properties, the challenging economic landscape notwithstanding,” stated Paul McDowell, Orion’s Chief Executive Officer and President. “With a rapidly rising interest rate environment, inflation and recession fears, combined with the prolonged uncertainty around the return to the office, we see headwinds that could impact the timing of our transformation to optimize Orion’s portfolio as we seek to maximize long-term value by unlocking the value of our suburban net lease office platform.”

Third Quarter 2022 Financial and Operating Highlights
•Total revenues of $51.8 million
•Net Loss Attributable to Common Stockholders of $(53.0) million, or $(0.94) per share
•Funds from Operations (“FFO”) of $23.8 million, or $0.42 per share
•Core FFO of $24.0 million, or $0.42 per share
•EBITDA of $(11.5) million, EBITDAre of $32.2 million and Adjusted EBITDA of $32.1 million

Real Estate Portfolio
As of September 30, 2022, Orion’s real estate portfolio consisted of 87 properties as well as a 20% ownership interest in an unconsolidated joint venture comprising six properties. As of September 30, 2022, the Company’s portfolio occupancy rate was 88.2%, with 69.9% of annualized base rent derived from tenants with an investment grade credit rating, and the portfolio’s weighted average remaining lease term was 3.9 years.

As previously disclosed, Orion and Arch Street Capital Advisors entered into a joint venture focused on the acquisition of long-term net leased, single-tenant office properties (the “Joint Venture”). Orion’s 20% interest in the Joint Venture was assumed from Realty Income as part of the Company’s spin-off. As of September 30, 2022, the Joint Venture owned six assets for total real estate investments of approximately $227.1 million. Orion is continuing to review a number of potential property acquisitions for both its balance sheet and the Joint Venture.

Leasing and Disposition Activity
Orion employs active asset management strategies to attract new tenants while working to retain high-quality creditworthy tenants, to maximize tenant retention rates and future cash-flow. Orion continues to believe that lease maturities and vacant assets may represent an ongoing value creation opportunity in the coming years.

During the quarter ended September 30, 2022, the Company entered into a 5.0-year lease renewal for 35,000 square feet at the Company’s property in Grangeville, Idaho. Subsequent to the quarter ended September 30, 2022, the Company entered into a new 5.4-year lease for 78,000 square feet at one of its properties in Brownsville, Texas.

Inclusive of leasing activity during the six months ended June 30, 2022, the Company entered into new leases or lease renewals for 457,000 square feet of office space across seven different office properties this year and has entered into a lease expansion with an existing tenant at one office property covering an additional 41,000 square feet.

Additionally, Orion is in various stages of negotiation and documentation for additional leases and renewals at multiple properties.

During the third quarter and shortly thereafter, Orion closed six dispositions, representing a total of 434,000 square feet, for an aggregate sale price of approximately $24.8 million. The Company also has agreements currently in place to sell four additional properties, representing 278,000 square feet, for an aggregate sale price of $15.9 million.

Balance Sheet
As of September 30, 2022, the Company has total debt of $588.3 million, comprised of $175.0 million under the bank term loan, $31.0 million under the Company’s $425.0 million-capacity revolving credit facility, $355.0 million under the CMBS loan, and $27.3 million which represents Orion’s pro rata share of indebtedness of the Joint Venture. During the quarter, the Company repaid $40.0 million on its outstanding revolving credit facility balance.

As of September 30, 2022, Orion had $418.0 million of liquidity, comprised of $24.0 million cash on hand, including the Company’s pro rata share of cash from the Joint Venture, as well as $394.0 million of undrawn availability on Orion’s revolving credit facility.

Dividend
On November 1, 2022, Orion’s Board of Directors declared a quarterly cash dividend of $0.10 per share for the fourth quarter of 2022, payable on January 17, 2023, to stockholders of record as of December 30, 2022. The dividend was sized to permit future growth while preserving meaningful free cash flow for reinvestment into the current portfolio and for accretive investments.

Share Repurchase
On November 1, 2022, the Company’s Board of Directors authorized the repurchase of up to $50.0 million of the Company’s outstanding common stock until December 31, 2025, as market conditions warrant (the “Share Repurchase Program”). The Share Repurchase Program does not obligate the Company to make any repurchases at a specific time or in a specific situation. Repurchases are subject to prevailing market conditions, the trading price of the stock, the Company’s liquidity and anticipated liquidity needs, financial performance and other conditions.

2022 Outlook
The Company is raising the lower end of its 2022 Core FFO guidance range to reflect solid performance for the first nine months of 2022 and greater certainty in its estimates for the remainder of the year. The Company’s Core FFO is now expected to range from $1.76 to $1.78 per share, up from $1.74 to $1.78 per share last quarter. The Company’s 2022 General and Administrative Expense guidance range of $16 million to $16.5 million, and its 2022 year-end Net Debt to Adjusted EBITDA guidance range of 4.7x to 5.0x, are unchanged from last quarter.

Webcast and Conference Call Information
Orion will host a webcast and conference call to review its financial results at 10:00 a.m. ET on Thursday, November 3, 2022. The webcast and call will be hosted by Paul McDowell, Chief Executive Officer and President, and Gavin Brandon, Chief Financial Officer, Executive Vice President and Treasurer. To participate, the webcast may be accessed live by visiting the “Investors” section of Orion’s website at https://www.onlreit.com/investors. To join the conference call, callers from the United States and Canada should dial 1-877-407-3982, and international callers should dial 1-201-493-6780, ten minutes prior to the scheduled call time.

Replay Information
A replay of the webcast may be accessed via the web by visiting the “Investors” section of Orion’s website at
https://www.onlreit.com/investors. The conference call replay will be available after 1:00 p.m. ET on Thursday, November 3, 2022 through 11:59 a.m. ET on Thursday, November 17, 2022. To access the replay, callers may dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and use passcode, 13730304.

Non-GAAP Financial Measures
To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release and the accompanying quarterly supplemental information as of and for the quarter ended September 30, 2022 contain certain financial measures that are not prepared in accordance with GAAP, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Funds Available for Distribution (“FAD”), Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”), and Adjusted EBITDA.

Please see the attachments to this press release for how Orion defines these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.

About Orion Office REIT Inc.
Orion Office REIT Inc. (NYSE: ONL) is an internally-managed real estate investment trust engaged in the ownership, acquisition and management of a diversified portfolio of mission-critical and headquarters office buildings located in high-quality suburban markets across the U.S. and leased primarily on a single-tenant net lease basis to creditworthy tenants. The company was founded on July 1, 2021, spun-off from Realty Income (NYSE: O) on November 12, 2021 and began trading on the New York Stock Exchange on November 15, 2021. The company is headquartered in Phoenix, Arizona and has an office in New York, New York. For additional information on the company and its properties, please visit onlreit.com.

Investor Relations:
Email: investors@onlreit.com
Phone: 602-675-0338

About the Data

This data and other information described herein are as of and for the three and nine months ended September 30, 2022, unless otherwise indicated. Certain balances have been reclassified to conform with the current period’s presentations, including acquisition, disposition, and lease deal related costs, which were previously included in the acquisition related line on the statement of operations and are now included in the transaction related line, and spin related costs, which were previously included in the transaction costs line on the statement of operations, and are now presented in the spin related line. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with the financial statements and the Management's Discussion and Analysis of Financial Condition and Results of Operations sections contained in Orion Office REIT Inc.'s (the "Company," "Orion," "us," "our" and "we") Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and Annual Report on Form 10-K for the year ended December 31, 2021.

Definitions
Annualized Base Rent is the monthly aggregate cash amount charged to tenants under our leases (including monthly base rent receivables and certain contractually obligated reimbursements by our tenants), as of the final date of the applicable period, multiplied by 12, including the Company's pro rata share of such amounts related to the Unconsolidated Joint Venture. Annualized Base Rent is not indicative of future performance.

CPI refers to a lease in which base rent is adjusted based on changes in a consumer price index.

Double Net Lease ("NN") is a lease under which the tenant agrees to pay all operating expenses associated with the property (e.g., real estate taxes, insurance, maintenance), but excludes some or all major repairs (e.g., roof, structure, parking lot, in each case, as further defined in the applicable lease).

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre") and Adjusted EBITDA
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("Nareit"), an industry trade group, has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate. Nareit defines EBITDAre as net income or loss computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate, gains or losses from disposition of property and our pro rata share of EBITDAre adjustments related to the Unconsolidated Joint Venture. We calculated EBITDAre in accordance with Nareit's definition described above.
In addition to EBITDAre, we use Adjusted EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Adjusted EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as transaction related expenses and spin related expenses. We also exclude certain non-cash items such as impairments of intangible and right of use assets, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, amortization of intangibles, above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities and our pro rata share of Adjusted EBITDA adjustments related to the Unconsolidated Joint Venture. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDAre and Adjusted EBITDA should not be considered as an alternative to net income, as computed in accordance with GAAP. The Company uses Adjusted EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. EBITDAre and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Occupancy Rate equals the sum of Leased Square Feet divided by Rentable Square Feet and includes the Company's pro rata share of such amounts related to the Unconsolidated Joint Venture, in each case, as of an applicable date.

Enterprise Value equals the sum of the Implied Equity Market Capitalization and Net Debt, in each case, as of an applicable date.
Fixed Charge Coverage Ratio is (a) the sum of (i) Interest Expense, excluding non-cash amortization and (ii) secured debt principal amortization on Adjusted Principal Outstanding, divided by (b) Adjusted EBITDA. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.

Fixed Dollar or Percent Increase refers to a lease that requires contractual rent increases during the initial term of the lease agreement. A Fixed Dollar or Percent Increase lease may include a period of free rent at the beginning or end of the lease.
Flat refers to a lease that requires equal rent payments, with no contractual increases, throughout the initial term of the lease agreement. A Flat Lease may include a period of free rent at the beginning or end of the lease.
Funds Available for Distribution ("FAD")
Funds available for distribution, as defined by the Company, represents Core FFO, as defined below, modified to exclude capital expenditures, as well as certain non-cash items such as amortization of deferred financing costs, amortization of above market leases and deferred lease incentives, net of amortization of below market lease liabilities, straight-line rental revenue, equity-based compensation, equity in income or losses of the Unconsolidated Joint Venture and our pro rata share of FAD adjustments related to the Unconsolidated Joint Venture. Management believes that adjusting these items from Core FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management and provides useful information regarding the Company's ability to fund its dividend.
However, not all REITs calculate FAD and those that do may not calculate FAD the same way, so comparisons with other REITs may not be meaningful. FAD should not be considered as an alternative to net income (loss) or cash flow provided by operating activities as determined under GAAP.
Nareit Funds from Operations ("Nareit FFO" or "FFO") and Core Funds from Operations ("Core FFO")
Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under GAAP.
Nareit defines FFO as net income or loss computed in accordance with GAAP adjusted for gains or losses from disposition of real estate assets, depreciation and amortization of real estate assets, impairment write-downs on real estate, and our pro rata share of FFO adjustments related to the Unconsolidated Joint Venture. We calculate FFO in accordance with Nareit's definition described above.
In addition to FFO, we use Core FFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. Core FFO, as defined by the Company, excludes from FFO non-recurring or infrequent items such as transaction related expenses, spin related expenses and gains or losses on extinguishment of swaps and/or debt. Core FFO allows for a comparison of the performance of our operations with other publicly-traded REITs, as Core FFO, or an equivalent measure, is routinely reported by publicly-traded REITs, and we believe often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and Core FFO, in addition to net income (loss), as defined by GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and Core FFO the same way, so comparisons with other REITs may not be meaningful. FFO and Core FFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate Core FFO and its use as a non-GAAP financial performance measure.
GAAP is an abbreviation for generally accepted accounting principles in the United States.
Gross Lease is a lease under which the landlord is responsible for all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs).
Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties and the Company's pro rata share of such amounts related to properties owned by the Unconsolidated Joint Venture, net of gross intangible lease liabilities. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Implied Equity Market Capitalization equals shares of common stock outstanding as of an applicable date, multiplied by the closing sale price of the Company's stock as reported on the New York Stock Exchange on such date.

Industry is derived from the Global Industry Classification Standard ("GICS") Methodology that was developed by Morgan Stanley Capital International ("MSCI") in collaboration with S&P Dow Jones Indices to establish a global, accurate, complete and widely accepted approach to defining industries and classifying securities by industry.
Interest Coverage Ratio equals Adjusted EBITDA divided by Interest Expense, excluding non-cash amortization. Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations.
Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt and the Company's pro rata share of the Unconsolidated Joint Venture's interest expense incurred on its outstanding principal balance. This measure excludes the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.
Investment-Grade Tenants are those with a Standard & Poor’s credit rating of BBB- or higher or a Moody’s credit rating of Baa3 or higher. The ratings may reflect those assigned by Standard & Poor’s or Moody’s to the lease guarantor or the parent company, as applicable. Where we refer to the “Credit Rating” of a tenant, we refer to the Standard & Poor’s or Moody’s credit rating and such rating also may reflect the rating assigned by Standard & Poor’s or Moody’s to the lease guarantor or the parent company, as applicable.
Leased Square Feet is Rentable Square Feet leased and includes such amounts related to the Unconsolidated Joint Venture.
Modified Gross Lease is a lease under which the landlord is responsible for most expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs), but passes through some operating expenses to the tenant.
Net Debt, Principal Outstanding and Adjusted Principal Outstanding
Principal Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding includes the Company's pro rata share of the Unconsolidated Joint Venture's outstanding principal debt balance. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents and the Company's pro rata share of the Unconsolidated Joint Venture's cash and cash equivalents. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments.
Net Operating Income ("NOI") and Cash NOI
NOI is a non-GAAP performance measure used to evaluate the operating performance of a real estate company. NOI represents total revenues less property operating expenses and excludes fee revenue earned for services to the Unconsolidated Joint Venture, impairment, depreciation and amortization, general and administrative expenses, transaction related expenses and spin related expenses. Cash NOI excludes the impact of certain GAAP adjustments included in rental revenue, such as straight-line rent adjustments and amortization of above-market intangible lease assets and below-market lease intangible liabilities. Cash NOI includes the pro rata share of such amounts from properties owned by the Unconsolidated Joint Venture. It is management's view that NOI and Cash NOI provide investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. NOI and Cash NOI should not be considered as an alternative to operating income in accordance with GAAP. Further, NOI and Cash NOI may not be comparable to similarly titled measures of other companies.
Operating Properties refers to all properties owned and consolidated by the Company as of the applicable date.
Property Operating Expense includes reimbursable and non-reimbursable costs to operate a property, including real estate taxes, utilities, insurance, repairs, maintenance, legal, property management fees, etc.

Rentable Square Feet is leasable square feet of Operating Properties and the Company's pro rata share of leasable square feet of properties owned by the Unconsolidated Joint Venture.
Triple Net Lease ("NNN") is a lease under which the tenant agrees to pay all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs in accordance with the lease terms).
Unconsolidated Joint Venture includes the Company's investment in the Arch Street unconsolidated joint venture formed to acquire and own real estate properties.
Unencumbered Asset Ratio equals unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.
Unencumbered Gross Real Estate Investments equals Gross Real Estate Investments, excluding Gross Real Estate Investments related to properties serving as collateral for the Company's CMBS Loan and the Company's pro rata share of properties owned by the Unconsolidated Joint Venture that are pledged as collateral under mortgage debt. Unencumbered Gross Real Estate Investments includes otherwise unencumbered properties which are part of the unencumbered property pool under our credit facility and therefore generally are not available to serve as collateral under other borrowings.
Weighted Average Remaining Lease Term is the number of years remaining on each respective lease as of the applicable date, weighted based on Annualized Base Rent and includes the years remaining on each of the respective leases of the Unconsolidated Joint Venture, weighted based on the Company's pro rata share of Annualized Base Rent related to the Unconsolidated Joint Venture.

Forward-Looking Statements
Information set forth in this press release contains “forward-looking statements” which reflect the Company's expectations and projections regarding future events and plans, the Company's future financial condition, results of operations, liquidity and business, including leasing and occupancy, acquisitions, dispositions, rent receipts, the payment of future dividends, the Company’s future growth and the impact of the coronavirus (COVID-19) on the Company's business. Generally, the words "anticipates," "assumes," "believes," "continues," "could," "estimates," "expects," "goals," "intends," "may," "plans," "projects," "seeks," "should," "targets," "will," “guidance,” variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available to the Company and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which may be difficult to predict and beyond the Company's control, that could cause actual events and plans or could cause the Company's business, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements. Further, information regarding historical rent collections should not serve as an indication of future rent collections.
The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements:
•the risk of rising interest rates, including that our borrowing costs may increase and we may be unable to refinance our debt obligations on favorable terms and in a timely manner, or at all;
•the risk of inflation, including that our operating costs, such as insurance premiums, utilities, real estate taxes, capital expenditures and repair and maintenance costs, may rise;
•conditions associated with the global market, including an oversupply of office space, tenant credit risk and general economic conditions;
•the extent to which the ongoing COVID-19 pandemic or any future pandemic or outbreak of a highly infectious or contagious disease or fear of such pandemics or outbreaks impacts our business, operating results, financial condition and prospects, which is highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the COVID-19 pandemic and its impact on the U.S. economy and potential changes in tenant behavior that could adversely affect the use of and demand for office space;
•our ability to acquire new properties and sell non-core assets on favorable terms and in a timely manner, or at all;
•our ability to comply with the terms of our credit agreements or to meet the debt obligations on certain of our properties;
•our ability to access the capital markets to raise additional equity or refinance maturing debt on favorable terms and in a timely manner, or at all;
•changes in the real estate industry and in performance of the financial markets and interest rates and our ability to effectively hedge against interest rate changes;
•the risk of tenants defaulting on their lease obligations, which is heightened due to our focus on single tenant properties;
•our ability to renew leases with existing tenants or re-let vacant space to new tenants on favorable terms and in a timely manner, or at all;
•the cost of rent concessions, tenant improvement allowances and leasing commissions;
•the potential for termination of existing leases pursuant to tenant termination rights;
•the amount, growth and relative inelasticity of our expenses;
•risks associated with the ownership and development of real property;
•risks associated with our joint venture with an affiliate of Arch Street Capital Partners and any potential future equity investments;
•our ability to close pending real estate transactions, which may be subject to conditions that are outside of our control;
•risks associated with acquisitions, including the integration of the office portfolios of Realty Income and VEREIT into Orion;
•Realty Income’s inability or failure to perform under the various transaction agreements effecting the Separation and the Distribution;
•risks associated with the fact that we have a limited operating history and our future performance is difficult to predict;
•our properties may be subject to impairment charges;
•risks resulting from losses in excess or insured limits or uninsured losses;
•risks associated with the potential volatility of our common stock; and
•the risk that we may fail to qualify and maintain our qualification as a REIT.
Additional factors that may affect future results are contained in the Company's filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

ORION OFFICE REIT INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data) (Unaudited)

	September 30, 2022	December 31, 2021
Assets
Real estate investments, at cost:
Land	$243,726	$250,194
Buildings, fixtures and improvements	1,137,177	1,231,551
Total real estate investments, at cost	1,380,903	1,481,745
Less: accumulated depreciation	126,097	128,109
Total real estate investments, net	1,254,806	1,353,636
Accounts receivable, net	21,923	17,916
Intangible lease assets, net	223,528	298,107
Cash and cash equivalents	23,282	29,318
Real estate assets held for sale, net	6,383	—
Other assets, net	91,632	60,501
Total assets	$1,621,554	$1,759,478

Liabilities and Equity
Bridge facility, net	$—	$354,357
Mortgages payable, net	351,994	—
Credit facility term loan, net	173,478	172,490
Credit facility revolver	31,000	90,000
Accounts payable and accrued expenses	22,038	17,379
Below-market lease liabilities, net	15,611	20,609
Distributions payable	5,664	—
Other liabilities, net	21,085	16,355
Total liabilities	620,870	671,190

Common stock	57	57
Additional paid-in capital	1,146,431	1,145,278
Accumulated other comprehensive income	7,057	299
Accumulated deficit (Total)	(154,273)	(58,715)
Total stockholders' equity	999,272	1,086,919
Non-controlling interest	1,412	1,369
Total equity	1,000,684	1,088,288
Total liabilities and equity	$1,621,554	$1,759,478

ORION OFFICE REIT INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2022	September 30, 2022
Revenues:
Rental	$51,580	$157,256
Fee income from unconsolidated joint venture	189	568
Total revenues	51,769	157,824
Operating expenses:
Property operating	15,303	45,773
General and administrative	4,672	11,480
Depreciation and amortization	32,693	100,874
Impairments	44,801	54,161
Transaction related	194	398
Spin related	—	964
Total operating expenses	97,663	213,650
Other (expense) income:
Interest expense, net	(7,904)	(22,618)
Gain on disposition of real estate assets	1,059	1,059
Loss on extinguishment of debt, net	—	(468)
Other income, net	31	118
Equity in loss of unconsolidated joint venture	(157)	(252)
Total other (expenses) income, net	(6,971)	(22,161)
Loss before taxes	(52,865)	(77,987)
Provision for income taxes	(164)	(494)
Net loss	(53,029)	(78,481)
Net income attributable to non-controlling interest	(18)	(43)
Net loss attributable to common stockholders	$(53,047)	$(78,524)

Weighted-average shares outstanding - basic and diluted	56,635	56,630
Basic and diluted net (loss) income per share attributable to common stockholders	$(0.94)	$(1.39)

ORION OFFICE REIT INC.
FFO, CORE FFO and FAD
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2022	September 30, 2022
Net loss	$(53,047)	$(78,524)
Depreciation and amortization of real estate assets	32,674	100,822
Gain on disposition of real estate assets	(1,059)	(1,059)
Impairment of real estate	44,801	54,161
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	460	1,382
FFO attributable to common stockholders	$23,829	$76,782
Adjustments:
Transaction related expenses	194	398
Spin related expenses	—	964
Loss on extinguishment of debt, net	—	468
Core funds from operations attributable to common stockholders	$24,023	$78,612
Adjustments:
Amortization of deferred financing costs	1,067	3,295
Amortization of above and below market leases, net	(312)	(947)
Amortization of deferred lease incentives	36	36
Straight-line rental revenue	(699)	(2,142)
Equity-based compensation	444	1,153
Equity in loss of Unconsolidated Joint Venture	157	252
Capital expenditures and leasing costs	(3,730)	(8,512)
Other adjustments, net	63	189
Proportionate share of Unconsolidated Joint Venture adjustments for the items above, as applicable	(31)	(27)
Funds available for distribution	$21,018	$71,909

Weighted-average shares outstanding - basic and diluted	56,635	56,630

FFO attributable to common stockholders per share	$0.42	$1.36
Core FFO attributable to common stockholders per share	$0.42	$1.39
FAD per share	$0.37	$1.27

ORION OFFICE REIT INC.
EBITDA, EBITDAre AND ADJUSTED EBITDA
(In thousands) (Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2022	September 30, 2022
Net loss	$(53,047)	$(78,524)
Adjustments:
Interest expense	7,904	22,618
Depreciation and amortization	32,693	100,874
Provision for income taxes	164	494
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	782	2,097
EBITDA	$(11,504)	$47,559
Gain on disposition of real estate assets	(1,059)	(1,059)
Impairment of real estate	44,801	54,161
EBITDAre	$32,238	$100,661
Transaction related	194	398
Spin related	—	964
Amortization of above and below market leases, net	(312)	(947)
Amortization of deferred lease incentives	36	36
Loss on extinguishment and forgiveness of debt, net	—	468
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	(7)	(22)
Adjusted EBITDA	$32,149	$101,558

ORION OFFICE REIT INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2022	September 30, 2022
Interest expense - as reported	$7,904	$22,618
Adjustments:
Amortization of deferred financing costs and other non-cash charges	(1,067)	(3,295)
Proportionate share of Unconsolidated Joint Venture Interest Expense, excluding non-cash amortization	294	565
Interest Expense, excluding non-cash amortization	$7,131	$19,888

	Three Months Ended
Interest Coverage Ratio	September 30, 2022	June 30, 2022
Interest Expense, excluding non-cash amortization (1)	$7,131	$6,965
Adjusted EBITDA (2)	32,149	34,744
Interest Coverage Ratio	4.51x	4.99x

Fixed Charge Coverage Ratio
Interest Expense, excluding non-cash amortization (1)	$7,131	$6,965
Secured debt principal amortization	—	—
Total fixed charges	7,131	6,965
Adjusted EBITDA (2)	32,149	34,744
Fixed Charge Coverage Ratio	4.51x	4.99x
_______________________________________________
(1)Refer to the Statement of Operations for interest expense calculated in accordance with GAAP and to the Supplemental Information Package for the required reconciliation to the most directly comparable GAAP financial measure.
(2)Refer to the Statement of Operations for net income calculated in accordance with GAAP and to the EBITDAre and Adjusted EBITDA table in the Supplemental Information Package for the required reconciliation to the most directly comparable GAAP financial measure.

Net Debt	September 30, 2022	June 30, 2022
Mortgages payable, net	$351,994	$351,820
Credit facility term loan, net	173,478	173,133
Credit facility revolver	31,000	71,000
Total debt - as reported	556,472	595,953
Deferred financing costs, net	4,528	5,047
Principal Outstanding	561,000	601,000
Proportionate share of Unconsolidated Joint Venture Principal Outstanding	27,332	27,332
Adjusted Principal Outstanding	$588,332	$628,332
Cash and cash equivalents	(23,282)	(19,300)
Proportionate share of Unconsolidated Joint Venture cash and cash equivalents	(758)	(623)
Net Debt	$564,292	$608,409

	September 30, 2022	June 30, 2022
Total real estate investments, at cost - as reported	$1,380,903	$1,459,199
Adjustments:
Gross intangible lease assets	364,058	371,110
Gross intangible lease liabilities	(31,317)	(35,068)
Gross assets held for sale	7,530	9,402
Proportionate share of Unconsolidated Joint Venture Gross Real Estate Investments	45,426	45,425
Gross Real Estate Investments	$1,766,600	$1,850,068

	September 30, 2022	June 30, 2022
Net Debt Ratios
Net Debt (1)	$564,292	$608,409
Gross Real Estate Investments (1)	1,766,600	1,850,068
Net Debt Leverage Ratio	31.9%	32.9%

Unencumbered Assets/Real Estate Assets
Unencumbered Gross Real Estate Investments (1)	$1,165,310	$1,249,379
Gross Real Estate Investments (1)	1,766,600	1,850,068
Unencumbered Asset Ratio	66.0%	67.5%
_______________________________________________
(1)Refer to the Balance Sheet for total debt and real estate investments, at cost calculated in accordance with GAAP and to the Supplemental Information Package for the required reconciliation to the most directly comparable GAAP financial measure.

ORION OFFICE REIT INC.
CORE FUNDS FROM OPERATIONS PER DILUTED SHARE - UPDATED 2022 GUIDANCE
(Unaudited)

The Company expects its 2022 Core FFO per diluted share to be in a range between $1.76 and $1.78. This guidance assumes:
• General & Administrative Expenses: $16 million to $16.5 million
• Net Debt to Adjusted EBITDA: 4.7x to 5.0x

The estimated net income per diluted share is not a projection and is provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

The Company does not provide a reconciliation of Net Debt to Adjusted EBITDA guidance to the most directly comparable GAAP measure, due to the inherent difficulty and uncertainty in quantifying certain adjustments principally related to the Company’s investment in the unconsolidated joint venture.

	Low	High
Diluted net income per share attributable to common stockholders	$(0.66)	$(0.64)
Depreciation and amortization of real estate assets	2.33	2.33
Proportionate share of adjustments for unconsolidated joint venture	0.06	0.06
FFO attributable to common stockholders per diluted share	1.73	1.75
Adjustments (1)	0.03	0.03
Core FFO attributable to common stockholders per diluted share	$1.76	$1.78
_______________________________________________
(1)Includes non-routine items such as transaction related and spin related expenses.